Exhibit 99.1

 Tapestry, Inc. Announces Additional Responses to Covid-19

NEW YORK--(BUSINESS WIRE)--April 20, 2020--Tapestry, Inc. (NYSE:TPR), a leading New York-based house of modern luxury accessories and lifestyle brands, today announced additional actions that the Company is taking to reinforce the financial strength of the organization amid the deepening global impact of the Covid-19 pandemic.

“During this deepening crisis we are guided by our values, prioritizing the health and wellbeing of our employees, their families, our customers, and communities. These values are guiding us through many important decisions. We continue to pay our retail associates, despite store closures. We have heightened safety precautions in our distribution centers, and are maintaining remote working for our corporate employees in numerous global offices. We are supporting our local communities and those on the front lines impacted by the pandemic through our respective brand foundations and philanthropic initiatives,” said Jide Zeitlin, Chairman and Chief Executive Officer of Tapestry, Inc. “With the passage of time, we are facing increasing pressure on the financial performance of the business, requiring us to make difficult decisions to ensure that Tapestry and its brands continue to thrive well into the future. These decisions are balanced with numerous steps to moderate the impact of the current environment on our people.”

Mitigating Actions:

Tapestry is taking pre-emptive actions to mitigate the impact of the novel coronavirus on its business. The specific measures include:

A Focus on Revenue:

  Re-opening stores in China as quickly as possible, while following governmental and public health guidelines. All stores on the Mainland are now open;
  Aggressively leaning into the global digital opportunity for all brands. Ensuring that the Company’s e-commerce platforms and distribution centers remain operational across all major regions;

Eliminating Non-Essential Operating Costs Across All Key Areas of Spend:

  Driving SG&A savings through the right-sizing of marketing expenses to adjust to the lower revenue base, while maintaining a focus on digital; reducing fixed costs such as rent; driving procurement savings, including reducing external third party services;

Strengthening the Company’s Balance Sheet and Enhancing Financial Flexibility:

  Tightly managing inventories by reflowing late spring and early summer product introductions and cancelling inventory receipts for late summer/early fall 2020;
  Reducing Capex by delaying or cancelling new store openings, while prioritizing investment in high-return projects aligned with the multi-year growth agenda, notably in digital.

Preserving Liquidity, as Previously Announced:

  Drawing down $700 million from its $900 million revolving credit facility to add to cash balances;
  Suspending its quarterly cash dividend beginning in the fourth quarter of fiscal 2020; and
  Suspending its share repurchase program.

Addressing Organizational Costs:

Maintaining Retail Flexibility:

Tapestry will continue to assess reopening stores on a location by location basis globally, in accordance with the guidance of local governments and public health organizations, to determine when we can safely begin reopening for business. Tapestry’s store teams are integral to the business as brand ambassadors who balance customer relationships, product knowledge, and sales capability. The Company is committed to supporting these teams, while acknowledging the need to make difficult decisions in light of the environment by:

  Extending salary and benefits to the vast majority of its North America retail team through May 30th at which time the Company will furlough most assistant store managers and sales associates where stores have not reopened. This extension will continue to support employees and allow for the swift and safe reopening of stores at the appropriate time;
  Reducing its retail workforce in North America by approximately 2,100 part-time store associates across the three brands effective April 25th. These employees will receive a one-time payment of $1,000 to reduce the financial burden of this action; and
  Applying for available government payroll subsidy programs in various countries to mitigate payroll expense.

Minimizing Corporate Costs:

The Company is taking the following actions, which will take effect at the beginning of fiscal 2021, unless otherwise noted, and are expected to remain in effect for up to 12 months:

  A 50% reduction in cash compensation for the Board of Directors;
  A 50% salary reduction for Chairman and Chief Executive Officer Jide Zeitlin;
  Salary reductions of 5% to 20%, depending on salary level, for all North America corporate employees above a certain salary threshold. The Company plans to achieve similar compensation reductions outside North America through similar measures;
  Cancellation of the Company’s Annual Incentive Plan (AIP) for fiscal year 2020, which will result in no bonuses being paid for the current fiscal year; and
  Elimination of merit salary increases for all employees for fiscal year 2021.

In addition, the Company is working to identify long-term efficiency opportunities by accelerating the work already underway as part of Tapestry’s multi-year growth agenda. As part of this initiative, to create an agile operating model, the Company anticipates making additional changes in coming months that will result in a streamlined organization, including reductions in the corporate workforce. This work will result in further cost savings and will enable Tapestry to be more responsive to the rapidly changing retail environment.

With these additional actions, Tapestry continues to balance support for its employees, customers and business. Looking ahead, the Company will continue to consider near-term exigencies and the long-term financial health of the business as clear steps are taken to mitigate the consequences of the Covid-19 pandemic.

The Company will provide an update on the operational and financial impacts of the coronavirus outbreak and mitigating actions during its third quarter fiscal 2020 conference call scheduled for April 30, 2020.

Tapestry, Inc. is a New York-based house of modern luxury lifestyle brands. The Company’s portfolio includes Coach, Kate Spade and Stuart Weitzman. Our Company and our brands are founded upon a creative and consumer-led view of luxury that stands for inclusivity and approachability. Each of our brands are unique and independent, while sharing a commitment to innovation and authenticity defined by distinctive products and differentiated customer experiences across channels and geographies. To learn more about Tapestry, please visit www.tapestry.com. The Company’s common stock is traded on the New York Stock Exchange under the symbol TPR.

This information to be made available in this press release may contain forward-looking statements based on management's current expectations. Forward-looking statements include, but are not limited to, statements regarding the Company’s dividend and share repurchase program, anticipated future organizational actions and the statements that can be identified by the use of forward-looking terminology such as "may," "will," “can,” "should," “confident,” “future,” "expect," "intend," "estimate," "continue," "project," "guidance," "forecast," “outlook,” “believe,” "anticipate," “proactive,” “preemptive,” “excited about,” “moving,” “leveraging,” “capitalizing,” “developing,” “drive,” “targeting,” “assume,” “plan,” “build,” “pursue,” “maintain,” “on track,” “well positioned to,” “commit,” “look forward to,” “to acquire,” “achieve,” “strategic vision,” “growth opportunities” or comparable terms. Future results may differ materially from management's current expectations, based upon a number of important factors, including risks and uncertainties such as expected economic trends, the ability to anticipate consumer preferences, the ability to control costs and successfully execute our transformation and operational efficiency initiatives and growth strategies and our ability to achieve intended benefits, cost savings and synergies from acquisitions, the risk of cybersecurity threats and privacy or data security breaches, the impact of tax legislation, the impact of the COVID-19 outbreak, etc. Please refer to the Company’s latest Annual Report on Form 10-K, Quarterly Report on Form 10-Q and its other filings with the Securities and Exchange Commission for a complete list of risks and important factors. The Company assumes no obligation to revise or update any such forward-looking statements for any reason, except as required by law.

Contacts

Tapestry, Inc.
Analysts & Media:
Andrea Shaw Resnick
Global Head of Investor Relations and Corporate Communications
212/629-2618
aresnick@tapestry.com
Christina Colone
Vice President, Investor Relations
212/946-7252
ccolone@tapestry.com